Exhibit 7

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 23rd day of March, 2023.

/s/ Ben M. Brigham
Ben M. Brigham

ATLAS SAND HOLDINGS, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

ATLAS SAND HOLDINGS II, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

ATLAS SAND MANAGEMENT COMPANY, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

ATLAS SAND MANAGEMENT COMPANY II, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer